SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 14, 2007


                           SHANNON INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)

              Nevada                                        98-02049656
     ---------------------------                          ---------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                      Identification No.)


                        Suite 100, 238A Brownlow Avenue,
                             Dartmouth, NS B3B 2B4
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               (Address of principal executive offices)(Zip Code)

                                 (902) 481 7225
                                -----------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry into a Material Definitive Agreement.

On February 13, 2007, the registrant entered into a Logical Sequence Incorporated Stockholders Agreement. The agreement is with Logical Sequence Incorporated and other LSI stockholders. The registrant owns 5,100,000 shares of LSI common stock representing approximately 51% of LSI outstanding common stock. The Agreement becomes effective upon the agreement of LSI stockholders with sixty-six and two thirds percent (66.66%) of the outstanding shares. As of February 14, 2007 stockholders with excess of 56% have signed the agreement.

The agreement provides for "Drag along" rights of larger shareholders to compel the minority shareholder to sell when a purchaser wants to acquire 100% (or in some cases a majority stake) of LSI and "Tag along" rights of a minority shareholder to sell their shares to a purchaser at the same price as any other selling shareholder. Management considers this agreement to be in the best interest of the registrant, its own stockholders and creditors as an effective means to quard against a forced sale of its LSI shares for less than full value or actions by third parties to dilute or diminish the value of the LSI shares held.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2007, J. William Clements resigned as the registrant's Chief Executive Officer, Chief Financial Officer and as a Director of the Registrant and all positions with wholly owned subsidiaries of the registrant. The registrant does not have replacement Chief Executive Officer or Chief Financial Officer. Mr. Clements has agreed to hold the assets, books and records of the registrant in trust for any subsequent officers and directors or a duly appointed receiver.

Mr. Clements stated he is resigning due to the Company's inability to meet its SEC reporting obligations and pay outstanding critical operating expenses which places him in the untenable position of being responsible of completing the SEC reporting and other corporate obligations without any means to do so. Please see
Item 8 Other Information below.

Mr. Brovarone is remaining as secretary and sole director until such time that replacement officers and directors are appointed by Quadrangle Holdings, Ltd., or a receiver is appointed for the registrant. Please see Item 8 Other Information below.

Mr. Clements stated in his correspondence that over the past year, he and Mr. Brovarone have accomplished a great deal to resolve several critical challenges facing the Company as reported in 8-K Current Reports dated December 27, 2005, February 6, 2006, March 31, 2006, April 14, 2006 and October 3, 2006. These events included the settlement of liabilities with Quadrangle Holdings, Ltd., and Shear Wind, Inc., eliminating a five million dollar liability of its Logical Sequence and preserving the Company's oil and gas assets. It had been management's expectation that the completion of these steps would enable the Company to raise critically needed capital.

The written communication received from Mr. Clements is an exhibit to this Current Report on Form 8-K. The registrant has provided Mr. Clements with a copy of this Current Report prior to the filing thereof and informed him that he has the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this Current Report which the registrant would also file such correspondence as an exhibit to this Current Report or an amendment thereto.


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Item 8.01  Other Information

Management of the registrant believe that the registrant is insolvent and recommends that interested parties file a petition for receivership in Nova Scotia where the registrant's assets and records are maintained and the majority of its shareholders reside.

Management's determination is based upon the facts that the registrant is delinquent in the filing of its quarterly report on form 10qsb for the fiscal quarter ended September 30, 2006 and its quarterly report on form 10qsb for the fiscal quarter ended December 31, 2006. The registrant has received SEC staff comments regarding its Annual Report on Form 10KSB for the fiscal year ended June 30, 2006 which the registrant is unable to respond to due its inability to pay for the services of its auditor. The registrant is also unable to pay other third parties critical to its continued existence including the State of Nevada corporate filings and its transfer agent. The registrant also has substantial liabilities in connection with Quadrangle Holdings, Ltd., Logical Sequence Incorporated, Maxim Resources, Inc., and its existing officers and directors.

The registrant has been unable to raise minimum capital requirements through private placement of its securities and has been unable to sell any of its oil and gas or other assets in order to raise the necessary capital.

Quadrangle Holdings Ltd., the holder of the Company's Series A Preferred Stock, is the Company's largest creditor and the mandatory redemption of the Series A Preferred Stock is secured by a lien on all of the Company's assets. The mandatory redemption value of the Series A Preferred Stock on or before July 1, 2007 and other secured and convertible liabilities currently is in excess of $1,500,000. If this amount and accrued interest were converted into common stock pursuant to its rights, Quadrangle could hold in excess of 150,000,000 shares of the Company's common stock or over 90% of the outstanding shares.

As holder of the Series A Preferred Stock, Quadrangle also has the right to appoint a majority of the board of directors. Mr. Clements and Mr. Brovarone served as Directors with the consent of Quadrangle. Quadrangle has been requested to name at least one new director and as of the date of this filing has not done so.

Item 9.01.  Financial Statements and Exhibits.


(d) Exhibits

         10.24  LSI Stockholders Agreement dated February 13, 2007

          17.7  Correspondence of J. William Clements dated February 13, 2007




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL INC.

Dated: February 14, 2007



D. BROVARONE
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Dennis Brovarone, Secretary, Director











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